UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 25, 2005
COLOR KINETICS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50798	04-3391805

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Milk Street, Suite 1100, Boston, Massachusetts 02108
(Address of principal executive offices) (Zip Code)
(617) 423-9999
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1 FORM OF INCENTIVE STOCK OPTION GRANT LETTER
EX-10.2 FORM OF NON-STATUTORY STOCK OPTION GRANT LETTER

Item 1.01 Entry into a Material Definitive Agreement.
     (a) Option Grants to Directors and Executive Officers made after October 25, 2005
     On October 25, 2005, the Board of Directors of Color Kinetics Incorporated (“Company”) adopted a policy that all option grants to directors and executive officers made from and after October 25, 2005 will provide for full vesting upon a Change-in-Control of the Company, provided that the holder is an employee of the Company at the time of the Change-in-Control. The Board of Directors made no change to the vesting schedules of options previously granted to directors and executive officers, which provide for twelve months’ acceleration of vesting upon a Change-in-Control of the Company, provided that the holder is an employee of the Company at the time of the Change-in-Control. The forms of option grant letters applicable to grants of incentive stock options and non-statutory stock options, as the case may be, to directors and executive officers from and after October 25, 2005 are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.
     On October 25, 2005, William J. Sims, the President and Chief Executive Officer of the Company, was granted incentive and nonqualified stock options to purchase an aggregate of 125,000 shares of common stock of the Company at an exercise price of $14.23 per share, pursuant to the option grant letters in the form of Exhibits 10.1 and 10.2.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     10.1 Form of Incentive Stock Option Grant Letter
     10.2 Form of Non-Statutory Stock Option Grant Letter

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLOR KINETICS INCORPORATED
By:	/s/ David K. Johnson
David K. Johnson
Chief Financial Officer

Date: October 31, 2005

Exhibit Index

Exhibit No.	Description
10.1	Form of Incentive Stock Option Grant Letter
10.2	Form of Non-Statutory Stock Option Grant Letter